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                                                                   Exhibit 9 (a)

                     BASIC ADMINISTRATIVE SERVICES AGREEMENT


                  This Agreement is made as of this 1st day of November, 1996 between PACIFIC HORIZON FUNDS, INC., a Maryland corporation (the "Company"), and The BISYS GROUP, INC.

                  WHEREAS, the Company is an open-end management investment company and is so registered under the Investment Company Act of 1940 ("1940 Act"); and

                  WHEREAS, the Company offers and maintains the following investment portfolios: Prime Fund, Treasury Fund, Tax-Exempt Money Fund, California Tax-Exempt Money Market Fund, Government Fund and Treasury Only Fund (the "Funds"); and

                  WHEREAS, the Company offers for sale separate series of shares of beneficial interest in each Fund (the "Shares"); and

                  WHEREAS, pursuant to an Amended and Restated Distribution Agreement dated September 1, 1995 (the "Distribution Agreement") between the Company and Concord Financial Group, Inc. ("Concord Financial"), the Company has retained Concord Financial as its Distributor to provide for the sale and distribution of the Shares; and

                  WHEREAS, the Company desires to retain The BISYS Group, Inc. as its Administrator to provide it with administrative services for the Funds and The BISYS Group, Inc. is willing to provide such services for the Funds;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                                I. ADMINISTRATION

                  1. APPOINTMENT OF ADMINISTRATOR. The Company hereby appoints The BISYS Group, Inc. as Administrator of each Fund on the terms and for the period set forth in this Agreement, and The BISYS Group, Inc. hereby accepts such appointment and agrees to have the services and duties set forth in this Section I performed for the compensation provided in this Section. The Company understands that the services and duties set forth in this Section I will be performed by BISYS Fund Services, L.P., a wholly-owned subsidiary of The BISYS Group, Inc. (hereafter, BISYS Fund Services, L.P. and The BISYS Group, Inc., collectively "BISYS"). Notwithstanding anything herein to the contrary, The BISYS Group, Inc. shall be as fully responsible to the Company for the acts or omissions of BISYS Fund Services, L.P. and any
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other affiliate of The BISYS Group, Inc. as The BISYS Group, Inc. is for its own
acts or omissions. The Company further understands that BISYS now acts and will continue to act as administrator of various investment companies and fiduciary of other managed accounts, and the Company has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                  2.       SERVICES AND DUTIES.

                           (a) Subject to the supervision and control of the
Company's Board of Directors, BISYS will provide facilities, equipment and personnel to carry out those administrative services that are for the benefit of all series of Shares in each of the Funds, provided that such services will not include those investment advisory functions which are to be performed by the Company's Investment Adviser, the services of Concord Financial as Distributor pursuant to the Distribution Agreement, those services to be performed by The Bank of New York and PNC Bank, National Association ("PNC") pursuant to the Company's Custody Agreements, those services to be performed by BISYS Fund Services, Inc. ("Transfer Agent") pursuant to the Company's Transfer Agency Agreement and those services normally performed by the Company's counsel and auditors.

                           (b) The responsibilities of BISYS include, without
limitation, the following services:

                                       (i) Participation in the periodic
updating of the prospectuses and statements of additional information for the Funds (the "Prospectuses") and accumulation of information for and, subject to approval by the Company's Treasurer and legal counsel, coordination of the preparation, filing, printing and dissemination of reports to the Funds' shareholders and the Securities and Exchange Commission (the "Commission"), including but not limited to annual reports and semi-annual reports on Form N-SAR, notices pursuant to Rule 24f-2 and proxy materials;

                                       (ii) Computation of each Fund's net asset
value per share on each business day and determination of the variance of each Fund's amortized cost value per share from its market value per share;

                                       (iii) Calculation of the expenses,
dividends and capital gain distributions of each Fund;


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                                       (iv) Payment of all expenses of
maintaining the offices of the Company, wherever located, and arrangement for payment by the Company of all expenses payable by the Funds;

                                       (v) Determination, after consultation
with legal counsel for the Company, of the jurisdictions in which Shares for sale to institutional investors are to be registered or qualified for sale and, in connection therewith, responsibility for the maintenance of the registration or qualification of the Shares for sale under the securities laws of such jurisdictions;

                                       (vi) Provision of the services of persons
who may be appointed as officers of the Company by the Company's Board of Directors;

                                       (vii) Preparation and filing of the
Company's federal, state and local income tax returns;

                                       (viii) Preparation and, subject to
approval of the Company's Treasurer, dissemination of the Company's and each Fund's quarterly financial statements and schedules of investments to the Company's directors, and preparation of such other reports relating to the business and affairs of the Company and each Fund as the officers and directors of the Company may from time to time reasonably request; and

                                       (ix) Provision of internal legal and
accounting compliance services.

                           (c) In addition, BISYS shall provide the following
services with respect to all shareholders in the Funds (regardless of the class of Shares held) who have made a minimum initial purchase of at least $500,000:

                                       (i) Providing and supervising a facility
to receive purchase and redemption orders via toll-free IN-WATS telephone lines;

                                       (ii) Providing for the preparing,
supervising and mailing of confirmations for all purchase and redemption orders;

                                       (iii) Providing and supervising the
operation of an automated data processing system to process purchase and redemption orders received by BISYS (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);


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                                       (iv) Overseeing the performance of The
Bank of New York, PNC and Transfer Agent under the Custody Agreements and Transfer Agency Agreement including a review of all correspondence from the transfer agent to shareholders for accuracy and timeliness in handling inquiries and review of dividend checks, statements and purchase and redemption orders for proper turn-around;

                                       (v) Making available information
concerning each Fund to shareholders; distributing written communications to each Fund's shareholders such as periodic listings of each Fund's portfolio securities, annual and semi-annual reports, and Prospectuses and supplements thereto; and handling shareholder problems and calls relating to administrative matters;

                                       (vi) Providing and supervising the
services of employees ("relationship coordinators") whose principal responsibility and function will be to preserve and strengthen each Fund's relationships with its shareholders;

                                       (vii) Assuring that persons are available
to transmit redemption requests to the Company's transfer agent as promptly as practicable;

                                       (viii) Assuring that persons are
available to transmit orders accepted for the purchase of Shares to the transfer agent of the Company as promptly as practicable;

                                       (ix) Preparing regular reports for
internal use and for distribution to the Company's Board of Directors concerning shareholder activity; and

                                       (x) Responding to shareholder inquiries
sent to the Company.

                           (d) BISYS shall oversee the maintenance by The Bank
of New York, PNC and Transfer Agent of the books and records required under the 1940 Act in connection with performance of the Custody Agreements and Transfer Agency Agreement, and shall maintain (or oversee the maintenance by such other persons as may from time to time be approved by the Company's Board of Directors) such other books and records (other than those required to be maintained by the Funds' investment adviser) as may be required by law or may be required for the proper operation of the business and affairs of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Company and the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such books and records upon the Company's request. BISYS further agrees to preserve for

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the periods prescribed by Rule 31a-2 under the 1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

                           (e) In performing its services and duties hereunder
as Administrator for the Funds, BISYS will act in conformity with the Company's Charter, Bylaws and Prospectuses and with the instructions and directions of the Board of Directors of the Company, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

                  3. SUBCONTRACTORS. It is understood that BISYS may from time to time employ or associate with itself such person or persons as BISYS may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by BISYS and that notwithstanding anything herein to the contrary The BISYS Group, Inc. shall be as fully responsible to the Company for the acts and omissions of any subcontractor as The BISYS Group, Inc. is for its own acts and omissions. Without limiting the generality of the foregoing, it is understood that BISYS, an affiliate of BISYS or a subcontractor has entered into an agreement with PFPC, Inc. under which said institution will provide certain accounting, bookkeeping, pricing and dividend and distribution calculation services with respect to the Funds at the expense of the Funds.

                  4. EXPENSES ASSUMED AS ADMINISTRATOR. Except as otherwise stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties hereunder as Administrator including the cost of any independent pricing service used in connection with the Funds. Other expenses to be incurred in the operation of the Funds (other than those borne by the Company's investment adviser) including taxes, interest, brokerage fees and commissions, if any, fees of directors who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Company's investment adviser or BISYS or any of their affiliates, Securities and Exchange Commission fees and state blue sky registration and qualification fees, advisory fees, fees payable to shareholder organizations, fees for special management services, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to shareholder services, including without limitation telephone and personnel expenses, costs of preparing and printing Prospectuses, or any supplement or amendment thereto, necessary for the continued effective registration of the Shares under the 1933 Act or state securities laws, costs of printing and distributing any Prospectus, supplement or amendment thereto for existing shareholders of the Fund described therein,


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costs of shareholder reports and corporate meetings and any extraordinary expenses will be borne by the Funds.

                  5. COMPENSATION. For the services provided and the expenses assumed as Administrator pursuant to Section I of this Agreement, the Company will pay The BISYS Group, Inc. a fee, computed daily and payable monthly, based on the net assets of the Prime Fund, Treasury Fund, Tax-Exempt Money Fund, California Tax-Exempt Money Market Fund, Government Fund and Treasury Only Fund considered separately on a per Fund basis at the following annual rates: .10% of the first $7 billion of each Fund's net assets, plus .09% of the next $3 billion of each Fund's net assets, plus .08% of each Fund's net assets over $10 billion. Such fee as is attributable to each Fund shall be a separate charge to each such Fund and shall be the several (and not joint and several) obligation of each such Fund. Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, The BISYS Group, Inc. will reimburse the Fund for one-half of such excess expenses unless the Fund's investment adviser reimburses the Fund for more than one-half of such excess expenses, in which case The BISYS Group, Inc. will reimburse the Fund for the difference between the amount of such excess expenses less the amount of the investment adviser's reimbursement to the Fund. The obligations of The BISYS Group, Inc. to reimburse any Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year with respect to such Fund; provided, however, that notwithstanding the foregoing, The BISYS Group, Inc. shall reimburse any Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated and accrued daily and paid on a monthly basis.

                               II. CONFIDENTIALITY

                  BISYS will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior or present shareholders or those persons or entities who respond to Concord Financial's inquiries concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such

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information by duly constituted authorities, or when so requested by the
Company.

                          III. LIMITATIONS OF LIABILITY

                  Neither The BISYS Group, Inc. nor BISYS Fund Services, L.P. shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, director, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund or acting on any business of the Company or of any Fund (other than services or business in connection with BISYS duties as Administrator hereunder or under any other agreement with the Company) to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

                          IV. DURATION AND TERMINATION

                  This Agreement shall become effective November 1, 1996 and, unless sooner terminated as provided herein, shall continue until October 31, 1997. Thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a "majority of the outstanding voting securities" of such Fund; provided, however, that this Agreement may be terminated by the Company at any time with respect to any Fund, without cause and without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Company or by a vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to The BISYS Group, Inc., or by The BISYS Group, Inc. at any time, without the payment of any penalty, on 90 days' written notice to the Company. This Agreement will immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)


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                         V. AMENDMENT OF THIS AGREEMENT

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                   VI. NOTICES

                  Notices of any kind to be given to the Company hereunder by BISYS shall be in writing and shall be duly given if mailed or delivered to the Company at Association of American University, One Dupont Circle, Suite 730, Washington, D.C. 20036, Attention: Dr. Cornelius J. Pings, President, or at such other address or to such individual as shall be so specified by the Company to BISYS. Notices of any kind to be given to BISYS hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to BISYS at 150 Clove Road, Little Falls, New Jersey 07424, Attention: Kevin J. Dell, General Counsel, or at such other address or to such individual as shall be so specified by BISYS to the Company.

                               VII. MISCELLANEOUS

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be signed in one or more counterparts, each of which shall be an original and all of which together shall be deemed one and the same document. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                                         PACIFIC HORIZON FUNDS, INC.



                                         By:/s/ Cornelius J. Pings
                                            -----------------------------------
                                            Cornelius J. Pings
                                            President



Attest:/s/ W. Bruce McConnel, III
       ----------------------------
       W. Bruce McConnel, III
       Secretary


                                         THE BISYS GROUP, INC.



                                         By:/s/ Robert J. McMullan
                                            -----------------------------------
                                            Name:  Robert J. McMullan
                                            Title: Executive Vice President
                                                   and Chief Financial Officer



Attest:/s/ Kevin J. Dell
       ----------------------------
       Name: Kevin J. Dell
       Title: Vice President,
              General Counsel and
              Secretary

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